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        THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT COVERING SUCH SECURITIES OR THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THESE SECURITIES REASONABLY SATISFACTORY TO THE COMPANY, STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE 1933 ACT.

PURCHASEPRO.COM, INC.,
a Nevada corporation
CONVERTIBLE PROMISSORY NOTE

$4,643,277.09	December 31, 2001

        FOR VALUE RECEIVED, PURCHASEPRO.COM, INC., a Nevada corporation (the "Company"), hereby promises to pay to the order of Cheyenne Investments, LLC, a Nevada limited liability company (hereinafter referred to as the "Holder"), or registered assigns, the original principal amount of Four Million Six Hundred Forty-Three Thousand Two Hundred Seventy-Seven and 09/100 Dollars ($4,643,277.09), together with interest thereon from the date hereof at the rate of seven and one-half percent (7.5%) per annum until paid in full. Interest shall be computed on the basis of the actual number of days elapsed over a 365-day year. Beginning April 1, 2002, and until the earlier of the payment of this Note in full or April 1, 2003, and so long as the Company is not in default in making payments due to Holder under that certain Settlement Agreement and Mutual Release of even date herewith, the principal amount of this Note shall automatically be reduced by any amount received by Holder as rent under any lease with a third party for the premises located at 3291 N. Buffalo Drive, Suites 1 or 9, or 7690 W. Cheyenne, provided however, that such reduction shall not exceed $52,000 for any month.

        This Note shall be payable at 3291 N. Buffalo Drive, Suite 8, Las Vegas, Nevada 89129, or at such other place as Holder may designate in writing.

        1.    Payment of Note.    If this Note has not been converted pursuant to Sections 2(a) or 2(b) hereof, then on April 1, 2003, the Company shall pay Holder all of the principal due on this Note plus all accrued interest to such date. Company shall provide Holder with at least ten (10) business days prior written notice of its intention to make any prepayment on the Note in whole or in part so as to allow Holder to determine whether to exercise its right of conversion hereunder with respect to the portion of the Note being repaid.

        2.    Conversion.

          (a)    Voluntary Conversion.    Notwithstanding the provisions of Section 2(b) of this Note, at any time prior to repayment of the Note, at the option of Holder, Holder may elect for the principal amount of this Note and all accrued interest (the "Conversion Amount"), or any portion thereof, to be converted into such number of fully paid and non-assessable shares of the Company's Common Stock as is equal to the Conversion Amount divided by the closing price of the Company's common stock on the Nasdaq National Market on the day immediately preceding such conversion. In order to convert this Note into shares of Common Stock, Holder shall surrender this Note at the office of the Company and shall give written notice by mail, postage prepaid, to the Company at its principal corporate office, of the election to convert the same pursuant to this Section 2(a), and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of this Note, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders for such shares of Common Stock as of such date.

          (b)    Automatic Conversion.    Immediately upon effectiveness of a registration statement with the Securities and Exchange Commission with respect to the shares of the Company's Common Stock underlying this Note (the "Underlying Common"), as a result of which the Underlying Common shall be freely and immediately tradable without restriction (subject to (i) the person or persons entitled to receive the shares of Common Stock issuable upon such conversion (the "Common Recipients") complying with all applicable securities laws relative to them as selling stockholders regarding such trade or sale, and (ii) the restrictions set forth in this paragraph with respect to the Company's right to suspend the effectiveness of the registration statement and the suspension of any sale of the Underlying Common by the Common Recipients during such suspension period), all the Conversion Amount shall be automatically converted into that number of fully paid and nonassessable shares of the Company's Common Stock as is equal to the Conversion Amount divided by the closing price of the Company's common stock on the Nasdaq National Market on the day immediately preceding such conversion. The conversion shall be deemed effective as of the date of effectiveness of a registration statement with respect to the Underlying Common, and the Common Recipients shall be treated for all purposes as the record holder or holders for such shares of Common Stock as of such date, and the Holder of this Note shall have no further rights under this Note, whether or not this Note is surrendered. The Company agrees to maintain the effectiveness of the registration statement until Holder shall have sold all of the Underlying Common, but in no event shall the Company be required to maintain the effectiveness of the registration statement for longer than six (6) months, provided, however, that at any time beginning thirty (30) days after the registration statement becomes effective, the Company shall have the right to suspend the effectiveness of the registration statement one (1) time during such six-month period due to the existence of material information that has not been disclosed to the public and included in the registration statement that would require an amendment to the registration statement. Upon the exercise of such right, the Company shall advise the Common Recipients in writing that due to the existence of material information that has not been disclosed to the public and included in the registration statement it is necessary to amend the registration statement, and the Common Recipients shall suspend any further sale of the Underlying Common pursuant to the registration statement until the Company advises the Common Recipients that the registration statement has been amended. In such event, the Company shall cause the registration statement to be amended within sixty (60) days. In the event the sales of the Underlying Common are suspended as provided above, the six-month period during which the registration statement must be kept effective shall be extended for the total number of days during which sales are suspended.

          (c)    Delivery of Certificates.    As promptly as practicable after any conversion of this Note and the Holder's surrender of this Note, the Company, at its expense, shall issue and deliver to the Holder of this Note a certificate or certificates evidencing the number of shares of Underlying Common issuable to the Holder upon any such conversion.

        3.    Default.    If an "Event of Default" (as hereinafter defined) shall occur, then, and in each and every such case, the Holder of this Note may by notice in writing to the Company declare all amounts under this Note to be forthwith due and payable (except that, in the case of an Event of Default under either Section 3(e) or Section 3(f), this Note shall become immediately due and payable without notice) and thereupon the balance shall become so due and payable, without presentation, protest or further demand or notice of any kind, all of which are hereby expressly waived. The Company covenants and agrees that, so long as this Note shall be outstanding, it will give prompt written notice (with a description in reasonable detail) to the Holder of the occurrence of any Event of Default.

        Each of the following events shall be deemed an "Event of Default":

          (a)  If the Company shall default in the payment of any principal or interest due under this Note within five (5) days of the date the same shall become due and payable, whether at maturity or by acceleration or otherwise; or

          (b)  There shall occur an event of default under the Settlement Agreement; or

          (c)  If the Company shall make a general assignment for the benefit of creditors; or

          (d)  If the Company shall file a voluntary petition in bankruptcy, or shall be adjudicated a bankrupt, shall become insolvent, or shall file any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the present or any future federal bankruptcy act or other applicable federal, state or other statute, law or regulation, or shall file any answer admitting the material allegation of a petition filed against the Company in such proceeding, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of the Company of all or any substantial part of the properties of the Company, or the Company shall commence the winding up or the dissolution or liquidation of the Company; or

          (e)  If, within sixty (60) days after a court of competent jurisdiction shall have entered an order, judgment or decree approving any complaint or petition against the Company seeking reorganization, dissolution or similar relief under the present or any future federal bankruptcy act or other applicable federal, state or other statute, law or regulation, such order, judgment or decree shall not have been dismissed or stayed pending appeal, or if, within sixty (60) days after the appointment, without the consent or acquiescence of the Company, of any trustee, receiver or liquidator of the Company or of all or any substantial part of the properties of the Company, such appointment shall not have been vacated or stayed pending appeal, or if, within sixty (60) days after the expiration of any such stay, shall not have been vacated; or

          (f)    In the event of a liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, or a sale, or a series of related sales, of all or substantially all of the assets of the Company, or a sale, or a series of related sales, or exchange, of capital stock of the Company, either by the Company or its shareholders, such that the Company's shareholders immediately before such transaction do not hold (by virtue of such shares or securities issued solely with respect thereto) more than fifty percent (50%) of the voting power on an as-converted basis of the surviving or continuing entity, or a merger, consolidation, acquisition of property or shares, separation or reorganization of the Company with one or more entities, corporate or otherwise, as a result of which the Company is not the surviving corporation or as a result of which the holders of stock of the Company immediately prior to the transaction do not hold (by virtue of such shares or securities issued solely with respect thereto) more than fifty percent (50%) of the voting power on an as-converted basis of the surviving or continuing entity; or

          (g)  The Company at any time shall not have authorized or reserved for issuance such number of shares as may be necessary to allow conversion of this Note at such times and in such manner as contemplated under Sections 2(a) or 2(b) hereof.

        4.    Transfer.    Upon surrender of this Note for transfer or exchange in whole or in part, a new Note or new Notes of the same tenor, dated the date to which interest has been paid on the surrendered Note and in an aggregate principal amount equal to the unpaid principal amount of the Note so surrendered, will be issued to and registered in the name of the transferee or transferees. The Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payments and for all other purposes.

        5.    Note Register.    This Note is transferable only upon the books of the Company which it shall cause to be maintained for such purpose. The Company may treat the registered holder of this Note as he or it appears on the Company's books at any time as the Holder for all purposes.

        6.    Loss, Etc., of Note.    Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Note, and of indemnity reasonably satisfactory to the Company if lost, stolen or destroyed, and upon surrender and cancellation of this Note if mutilated, the Company shall execute and deliver to the Holder a new Note of like date, tenor and denomination.

        7.    Amendment, Waiver Etc., By Holders.    The terms of this Note may be amended or waived only upon the written consent of the Company and the Holder.

        8.    Miscellaneous.    This Note shall be governed by and construed in accordance with the laws of the State of Nevada. The Company hereby waives presentment, demand, notice of nonpayment, protest and all other demands and notices in connection with the delivery, acceptance, performance or enforcement of this Note. If an action is brought for collection under this Note, the Holder shall be entitled to receive all costs of collection, including, but not limited to, its reasonable attorneys' fees.

        IN WITNESS WHEREOF, the undersigned has caused this Convertible Promissory Note to be executed by the undersigned officer thereunto duly authorized as of the date first set forth above.

PURCHASEPRO.COM, INC., A NEVADA CORPORATION
By:
Holder:
CHEYENNE INVESTMENTS, LLC, A NEVADA LIMITED LIABILITY COMPANY
By:

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PURCHASEPRO.COM, INC., a Nevada corporation CONVERTIBLE PROMISSORY NOTE